EXHIBIT VI

                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

          FIRST AMENDMENT dated as of April 14, 1998 (the "First Amendment"), to the NOTE PURCHASE AGREEMENT (the "Agreement") dated as of September 19, 1997, among BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), IMPLEO LLC, a Connecticut limited liability company (the "Purchaser"), and WEXFORD MANAGEMENT LLC, as agent for the Purchaser and the holders of Other Notes (the "Agent"). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Agreement unless herein defined or the context shall otherwise require.
                               W I T N E S S E T H

          WHEREAS, the Purchaser and the Company have heretofore entered into that certain Note Purchase Agreement dated as of September 19, 1997 (the "Agreement"). The Company has heretofore issued, and the Purchaser has heretofore purchased, the Company's 10%/13% convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,000,000 pursuant to the Agreement;

          WHEREAS, concurrently with the Agreement, the Company entered into that certain Note Purchase Agreement (the "Other Note Agreement"), on terms substantially identical to the terms contained in the Agreement, providing for the issuance of $1,000,000 principal amount of the Company's 10%/13% convertible subordinated promissory notes (the "Other Notes");

          WHEREAS, the Company has requested the Purchaser to make certain adjustments to the covenants and other terms of the Agreement;

          WHEREAS, the Purchaser and the Company now desire to amend and/or waive certain provisions of the Agreement in the respects, but only in the respects, hereinafter set forth;

          WHEREAS, the Company has agreed to grant to the Agent, for the benefit of the Purchaser and the holders of the Other Notes collateral security for the prompt payment when due and performance by the Company of its obligations under the Notes and the Other Notes;

          WHEREAS, the Purchaser and the holders of the Other Notes desire to appoint Wexford Management LLC as collateral agent for the purpose of administering the collateral security;

          NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in
Section 2 hereof, and in consideration of good and valuable consideration the receipt of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.   AMENDMENTS

     1.1 Maturity Date. Section 1.1 of the Agreement shall be and is hereby amended by substituting the words "a final maturity date of September 19, 2002" as such words appear in the second full sentence of said Section 1.1 with the words "a final maturity date of April 16, 1999". No later than April 30, 1998, the Company shall execute and deliver to the Purchaser one or more new Notes (the "New Notes") in the aggregate principal amount of $5,000,000, in form and substance identical to the Notes issued to the Purchasers pursuant to the Purchase Agreement, but bearing the amended Maturity Date. In exchange for the delivery by the Company of the New Notes, the Purchaser shall deliver to the Company the original Note issued pursuant to the Purchase Agreement.

     1.2 Affirmative Covenants. Section 4.1 of the Agreement shall be and is hereby amended by deleting the existing Section 4.1 and replacing in its entirety as follows):

     "(n) Board of Directors. Concurrently with the effectiveness of this First Amendment, the Company agrees that it will appoint Joseph Jacobs to its board of directors. In addition, so long as the Notes are outstanding, the Purchaser shall have the right to designate a number of directors of the Company equal to at least 25% (and if the number of directors is not divisible by four, rounded up to the next whole number) of the number of such directors. The Company also agrees that it will cause each of Drew Shoe Corporation, an Ohio corporation ("Drew"), and BCAM Technologies, Inc., a Delaware corporation ("BT"), to appoint Kenneth Rubin to their respective boards of directors as the nominee of the Purchaser. In the case that any nominee designated by the Purchaser ceases to serve as a director of the Company, Drew or BT for any reason, the Company agrees that, it will nominate to its board of directors or the board of directors of Drew or BT, as the case may be, one or more replacement nominees designated by the Purchaser and use its best efforts to cause such replacement nominees to be elected."

     1.3 Negative Covenants. Article 4 of the Agreement is hereby amended by adding new Sections 4.2 (k), 4.2(l) and 4.2(m), which shall provide in their entirety as follows:

          "(k) Transactions with Drew. Without the consent of the Purchaser, neither the Company nor any Subsidiary shall transfer any assets to Drew. Without the consent of the Purchaser, neither the Company nor Drew shall create any Subsidiaries of Drew.

          (l) No Lien on Cash. The Company agrees that it will not, nor permit any Subsidiary to, create any Lien on cash of the Company or such Subsidiary.

          (m)  BCAM Technologies, Inc.   New York.  The Company represents and
warrants to the Purchaser that BCAM Technologies, Inc., a New York corporation ("BT-NY"), is inactive. The Company agrees that it will not transfer any assets to, or conduct any business through, BT-NY, and neither the Company nor any Subsidiary will create any Subsidiary of BT-NY. In addition, no later than April 30, 1998, the Company shall merge BT-NY with and into the Company, with the Company being the surviving corporation.."

     1.4 Notices. Section 8.9 of the Agreement shall and is hereby amended by substituting the following address for the Purchaser and its counsel:

               If to the Purchaser:

               Impleo LLC
               c/o Wexford Management LLC
               411 West Putnam Avenue
               Greenwich, Connecticut  06830
               Attention:  Joseph Jacobs
               Tel: (203) 862-7020
               Fax: (203) 862-7320

               McDermott, Will & Emery
               50 Rockefeller Plaza, 11th Fl.
               New York, New York  10020
               Attention:  Stephen B. Selbst, Esq.
               Telephone:     (212) 547-5400
               Telecopier:    (212) 547-5444

     1.5 Schedule II. Schedule II of the Agreement shall be and is hereby amended in its entirety by substituting Schedule II attached hereto in place of said Schedule II.

     1.6 Schedule VI. Schedule VI of the Agreement shall be and is hereby amended in its entirety by substituting Schedule VI attached hereto in place of said Schedule VI.

2.   WAIVERS

     2.1 Events of Default. The Company hereby acknowledges the existence of Events of Default under the Agreement arising as a result of (a) the failure of the Company to make timely deliveries to required by Section 401(a) of the Agreement to the Purchaser by March 31, 1998; (b) the breaches by the Company of the debt service coverage covenant contained in Section 4.1(1) of the Agreement;
(c) the breaches by the Company of the leverage ratio covenant contained in
Section 4.1(m) of the Agreement; (d) the material inaccuracy of the representation made by the Company in Section 6.1(b) of the Agreement; and (e) the material inaccuracy of the representation made by the Company in Section 6.1(f) of the Agreement. The foregoing Events of Default are hereinafter referred to collectively as the "Breaches".

     2.2 Waivers. The Purchaser hereby waives (a) all Events of Default arising under or related to the Breaches through and including the date hereof and (b) compliance by the Company with Sections 4.1(l) and 4.1(m) of the Agreement through and including April 16, 1999.

3.  AGREEMENTS

     3.1 Company Undertakings. In consideration of the agreement of the Purchaser to waive the existing Events of Default under the Agreement as set forth in Section 2.2 hereof and to consent to amend the Agreement in the respects set forth in Article 1 hereof, the Company and the Purchaser agree as follows:


        (i) Concurrently herewith, each of the Company, BT and BCA Services, Inc., a New York corporation ("BCA"), shall execute and deliver in favor of the Agent a Security Agreement substantially in the form of Exhibit A attached hereto providing for the grant of a security interest in favor of the Agent with respect to the Collateral described therein;

        (ii) Concurrently herewith, the Company shall execute and deliver in favor of the Agent a Stock Pledge Agreement substantially in the form of Exhibit B attached hereto providing for the pledge of (A) ninety percent (90%) of the issued and outstanding Capital Stock of each of Drew and BT, (B) to one hundred percent (100%) of the issued and outstanding Capital Stock of HumanCad Systems, Inc., an Ontario corporation ("HCS"), and (C) one hundred percent (100%) of the issued and outstanding common stock of BCA.

        (iii) Concurrently herewith, the Company shall deliver to the Purchaser stock certificates evidencing the issuance to the Purchaser of 8.33% of the issued and outstanding shares of common stock of each of Drew and BT;

        (iv) Unless and until the Company shall have transferred to BT all of the Company's right, title and interest in any technology patents, pending patents, trademarks, license agreements, any General Intangibles (as such term is defined in the Security Agreement), and all other assets associated with the intelligent surface technology and micro-valve projects that the Company is engaged in (collectively, the "Intellectual Property"), the Purchaser and the holders of the Other Notes shall be entitled to receive a royalty (the "Noteholder Royalty") in the amount of ten percent (10%) of the gross revenues received by the Company or any Subsidiary from the sale, license royalty, use or any other form of exploitation of the Intellectual Property, payable pro rata in accordance with their holdings of Notes and the Other Notes. The Noteholder Royalty shall be paid to the Agent monthly within fifteen days following the end of each calendar month, and at the time of making each payment, the Company shall deliver a certificate, executed by its Chief Financial Officer as to the sources of and calculation of the amount of the Noteholder Royalty.

     3.2 Cancellation of Warrants. On or prior to April 30, 1998 the Purchaser agrees to cancel and return to the Company 333,333 Warrants to purchase 333,333 Shares of the Company previously issued to the Purchaser pursuant to the Warrant Agreement. Concurrently with the delivery by the Purchaser to the Company of Warrant Certificate W-1 issued pursuant to the Warrant Agreement, the Company shall execute and deliver to the Purchaser one or more Warrant Certificates in the amount of 1,666,667 Warrants.

4.  CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT

     4.1 Conditions. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

   (a) First Amendment. The Purchaser shall have received executed counterparts of this First Amendment, duly executed by the Purchaser and the Company.

   (b) Opinion of Counsel. The Purchaser shall have received from Ruskin, Moscou, Evans & Faltischek, P.C., counsel to the Company, a favorable opinion dated the date of this First Amendment, which opinion shall be in form and substance satisfactory to the Purchaser.

   (c) Security Agreement. The Agent and each of the Company, BT and BCA shall have executed and delivered the Security Agreement substantially in the form of Exhibit A attached hereto.

   (d) Stock Pledge Agreement. The Company and the Agent shall have executed and delivered the Stock Pledge Agreement substantially in the form of Exhibit B attached hereto.

   (e) Issuance of Shares. The Company shall have delivered to the Purchaser one or more stock certificates evidencing 8.33% of the issued and outstanding common stock of each of Drew and BT.

   (f) Amendment with Regard to Purchase and Sale of Other Notes. Concurrently with the consummation of the transactions contemplated by this First Amendment, the Company shall have entered into an amendment agreement with the holders of the Other Notes on terms satisfactory to the Purchaser.

   (g) Representations and Warranties; No Default. The representations and warranties of the Company contained in this First Amendment, the Security Agreement and the Stock Pledge Agreement(collectively, the "Transaction Documents") or any other agreement or document executed pursuant to the Transaction Documents shall be true in all material respects on and as of the date of this First Amendment; the Company shall have complied with all of its agreements and satisfied all conditions to be complied with or satisfied on or prior to the date of this First Amendment.

   (h) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received (i) copies of all corporate action taken to authorize the Transaction Documents (including, without limitation, a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Transaction Documents, certified by the Secretary or an Assistant Secretary of the Company), and (ii) all such counterpart originals or certified or other copies of such other documents as it may reasonably request.

   (i) Charter Documents. The Purchaser shall have received copies of the certificate of incorporation of each of Drew, BT, HCS and BCA, and by-laws of Drew, BT, HCS and BCA, certified in each case as being true and complete as of the date of this First Amendment. No later than April 30, 1998, the Company shall deliver to the Purchaser long-form good standing certificates for Drew, BT, HCS and BCA.

   (j) Payment of Fees. The Purchaser shall have received evidence that the Company has paid (i) the fees and disbursements of McDermott, Will & Emery, counsel to the Purchaser, in connection with the negotiation, preparation, approval, execution and delivery of the Transaction Documents (ii) and any unpaid fees and disbursements owed to Berlack, Israels & Liberman LLP, prior counsel to the Purchaser.

          Upon receipt of all of the foregoing, this First Amendment shall become effective.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 Representations, Warranties and Agreements of the Company. To induce the Purchaser to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Security Agreement and the Stock Pledge Agreement, the Company represents and warrants to and agrees with the Purchaser:

     (a) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Transaction Documents and to perform its obligations hereunder. The execution and delivery by the Company of the Transaction Documents and the performance of its obligations thereunder have been duly authorized by the Company, and each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b) No Violation. Neither the execution and delivery by the Company of each of the Transaction Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions hereof will (i) violate the Company's or any Subsidiary's certificate of incorporation or by-laws; (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject; or (iii) (A) cause the acceleration of the maturity of any Debt or obligation of the Company or any of its Subsidiaries or (B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any Lien upon any property of the Company or any of its Subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound. Neither the Company nor any of its Subsidiaries is
(1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

     (c) Subsidiaries. The Subsidiaries and the capitalization thereof are listed on Schedule II hereto.

     (d) No Default. As of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing, except to the extent expressly waived hereunder by the Purchaser.

     (e) Representations and Warranties of Agreement. All the representations and warranties contained in the Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

6.   AGENCY PROVISIONS

     6.1 Appointment. The Purchaser hereby appoints Wexford Management LLC as its lawful agent and attorney-in-fact, with full power of substitution, for all purposes under this First Amendment and all of the other Transaction Documents. The Purchaser acknowledges and agrees that the Agent will also act as agent for the holders of the Other Notes. This appointment is coupled with an interest, and the Company as well as the Purchaser and the holders of Other Notes (collectively, the "Noteholders") will rely upon the irrevocable nature of such appointment.

     6.2 Acceptance of Appointment. The Agent hereby accepts such appointment, and agrees to exercise the powers granted hereunder and pursuant to the Transaction Documents with the same degree of care it would use if the entire risks and rewards were for its own account.

     6.3 Application of Funds. In the event any monies received from the Company directly or pursuant to any Transaction Document is in an amount insufficient to pay all sums due to the Agent, the Purchaser and the holders of the Other Notes, the Agent shall first apply the sum received to its own out-of-pocket costs reasonably reimbursable under the terms of the Transaction Documents, and shall pay the balance to the Noteholders pro rata in accordance with the amounts then due and owing to each of them.

     6.4 Agent's Liability. The Agent shall not be liable, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct, that are successfully asserted against the Agent, and any Person acting as the successor to the Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the Agent's good faith acceptance of or performances of its duties and obligations under the Transaction Documents. The Agent shall be under no duty to institute any suit, or to take any remedial procedures or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided herein. The Agent may act pursuant to the advice of counsel with respect to any matter relating to the Transaction Documents, and shall not be liable for any action taken or omitted in accordance with such advice.

     6.5 Indemnity. The Purchaser agrees to indemnify, save and hold the Agent (and any officer, director, manager, employee or agent thereof) harmless if the Agent shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including reasonable attorneys' fees and expenses), penalties, impositions or fines arising out of or resulting from the performance of its duties hereunder; provided, however, that the Agent shall not be indemnified for any acts of gross negligence or willful misconduct.

     6.6 Resignation of Agent. The Agent (or any successor Agent) may at any time resign as such by delivering to the Company, and the Noteholder at least fifteen (15) days' written notice of such resignation. Within fifteen days after the giving of such notice, the Agent shall affect a transfer of all funds still held in such Agent's possession to any successor Agent jointly designated by the Company and the Noteholders in writing, or in the event no such successor has been designated within such fifteen day period, to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with the Transaction Documents. The Agent's sole responsibility following the delivery of a notice of resignation and prior to the delivery of the funds still under the Agent's control to a successor Agent or to a court of competent jurisdiction shall be to safeguard such funds until delivery thereof as aforesaid pursuant to a joint written disposition instruction by all the other parties hereto or a final order of a court of competent jurisdiction.

7.   MISCELLANEOUS

     7.1 Effect of Amendment. This First Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. From and after the effective date of this First Amendment, references to the Agreement shall mean the Agreement as amended by this First Amendment.

     7.2 Limited Waiver. Upon and by virtue of this First Amendment becoming effective as herein contemplated, the waivers set forth in Section 2.2 hereof shall become effective. The Company understands and agrees that the waivers contained in Section 2.2 pertain only to the Events of Default described in
Section 2.1 and to the extent so described and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Agreement or to any rights which the holders of the Notes have arising by virtue of any such other actions or matters.


     7.3 No Waiver by Purchaser. The Purchaser's failure, at any time or times, to require strict performance by the Company of any provision of the Agreement shall not waive, affect or diminish any right of the Purchaser thereafter to demand strict compliance and performance therewith. Except as specifically provided herein, any suspension or waiver by the Purchaser of any breach of the Agreement shall not suspend, waive or affect any breach or Event of Default under the Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in the Agreement shall be deemed to have been suspended or waived by the Purchaser, except to the extent set forth in Section 2.2 hereof and unless such suspension or waiver is by an instrument in writing signed by the Purchaser specifying such suspension or waiver.

     7.4 Notices, etc.. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     7.5 Headings. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     7.6 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     7.7 Severability. If any part of this First Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions.

     7.8 Counterparts. The execution hereof by the parties hereto shall constitute a contract between such parties for the uses and purposes hereinabove set forth, and this First Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one agreement.

          IN WITNESS WHEREOF, the parties have executed this First Amendment to Note Purchase Agreement as of the date first written above.



                              BCAM INTERNATIONAL, INC.

                              By
                                   Michael Strauss
                                   President


                              IMPLEO LLC

                              By
                                   WEXFORD MANAGEMENT LLC, as Agent for Impleo
                                   LLC

                                   By:
                                       Joseph Jacobs
                                       President

                              WEXFORD MANAGEMENT LLC,
                              As Agent


                              By
                                   Joseph Jacobs
                                   Title:



                                   SCHEDULE II

                                  SUBSIDIARIES

                              Name                 Jurisdiction of      Form Of Entity               Company's
                                                    Organization                               Percentage Ownership

                 Drew Shoe Corporation                  Ohio             corporation                   90%*

                 BCAM Technologies, Inc.              Delaware           corporation                   90%*

                 HumanCAD Systems, Inc.                Canada            corporation                   100%

                 BCAM Technologies, Inc.              New York           corporation              100% - Inactive

                 BCA Services, Inc.                   New York           corporation              100% of Common
                                                                                                     0% of the
                                                                                                  Preferred Stock


                                   SCHEDULE VI

                              INTELLECTUAL PROPERTY


                                                                          IMPLEO
                                                                  EXECUTION COPY




                            BCAM INTERNATIONAL, INC.



                      ____________________________________

                                 FIRST AMENDMENT




                           Dated as of April 14, 1998



                                       to



                             Note Purchase Agreement

                         Dated as of September 19, 1997



                      _____________________________________


                                                                  EXECUTION COPY


                             STOCK PLEDGE AGREEMENT





          STOCK PLEDGE AGREEMENT, dated as of April 14, 1998, between WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as agent for the Noteholders (the "Agent") and BCAM International, Inc., a New York corporation (the "Pledgor").

                              W I T N E S S E T H:



          WHEREAS, Pledgor is the record and beneficial owner of the shares of common stock described on Schedule I hereto (the "Pledged Shares") issued by the Subsidiaries of the Pledgor named therein; and

          WHEREAS, Pledgor and IMPLEO LLC are parties to that certain Note Purchase Agreement dated as of September 19, 1997, as amended by that certain First Amendment (the "First Amendment") dated as of April 14, 1998 (as the same may be further amended, modified and supplemented from time to time, the "Purchase Agreement") pursuant to which the Purchaser purchased certain Notes from the Company;

          WHEREAS, Pledgor and Ralph E. Weil, Joseph Schueller, 621 Partners, R. Weil & Associates, Strafe & Company for the account of David M. Kirr, Strafe & Company for the account of Terry B. Marbach, and Strafe & Company for the account of Gregg T. Summerville (collectively, the "KM Purchasers") are parties to that certain Note Purchase Agreement dated as of September 19, 1997, as amended by that certain First Amendment (the "KM First Amendment") dated as of April 14, 1998 (as the same may be further amended, modified and supplemented from time to time, the "KM Purchase Agreement") pursuant to which the KM Purchasers purchased the Other Notes from the Company.

          WHEREAS, terms defined in the Purchase Agreement, unless separately defined herein, shall have the meanings assigned to such terms therein; and

          WHEREAS, in connection with the transactions contemplated under the Purchase Agreement, as amended by the First Amendment thereto, and the KM Purchase Agreement, as amended by the KM First Amendment, and as security for all of the obligations of the Company under the Notes, the Other Notes and the Transaction Documents, the Purchaser and the KM Purchasers are requiring that Pledgor shall have executed and delivered this Stock Pledge Agreement and granted the security interest contemplated hereby in favor of the Agent;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Purchaser to enter into the First Amendment and to induce the KM Purchasers to enter into the KM First Amendment, it is agreed as follows:

               1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and the Notes are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

          "Agreement" means this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

          "Capital Stock" means any shares of authorized capital stock of a corporation.

          "KM Warrant Agreement" means that certain Warrant Agreement dated as of September 19, 1997 among the Company and the KM Purchasers.

          "Noteholders" means the holders of the Notes and the Other Notes.

          "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

          "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

          "Security Agreement" means the Security Agreement of even date herewith among BCAM International, Inc., BCAM Technologies, Inc., and Impleo LLC, as the Agent as the same may be amended from time to time hereafter.

          "Transaction Documents" means this Agreement, the Security Agreement, the Purchase Agreement, the KM Purchase Agreement, the Notes, the Other Notes, the Warrant Agreement and the KM Warrant Agreement.

          "Warrant Agreement" means that certain Warrant Agreement dated as of September 19, 1997 between the Company and Impleo LLC.

               2. Pledge. The Pledgor hereby pledges to the Agent, and grants to the Agent, a first priority security interest in, all of the following (collectively, the "Pledged Collateral"):

               the Pledged Shares owned by the Pledgor listed on Schedule I hereto and the certificates representing the Pledged Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

               all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

               all shares of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a wholly-owned Subsidiary of the Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

               Notwithstanding the foregoing, if the Pledgor is unable to deliver to the Agent stock certificates representing all of the issued and outstanding shares of Capital Stock of HumanCAD Systems, Inc., an Ontario corporation, concurrently with the execution and delivery of this Agreement, then the Pledgor agrees (i) not to pledge such shares of Capital Stock in favor of any other Person, and (ii) to pledge such shares of Capital Stock to the Agent as promptly as practicable after the Pledgor comes into possession thereof.

               3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of the obligations, whether for principal, premium, interest, fees, costs and expenses, and all obligations of the Pledgor now or hereafter existing under the Transaction Documents (collectively, the "Secured Obligations"). This term includes, without limitation, the Notes and any and all future advances, as well as all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to the Company under any of the Transaction Documents.

               4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence of an Event of Default, the Agent shall have the right, at any time in its sole and absolute discretion and without notice to the Pledgor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Shares. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

               5. Representations and Warranties. The Pledgor represents and warrants to the Agent that:

               The Pledgor is, and at the time of delivery of the Pledged Shares to the Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any Lien thereon or affecting the title thereto, except for the Lien created by this Agreement.

               All of the Pledged Shares pledged pursuant to this Agreement have been duly authorized, validly issued and are fully paid and non-assessable.

               The Pledgor has the right and requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by the Pledgor to the Agent as provided herein.

               None of the Pledged Shares pledged pursuant to this Agreement has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

               The authorized Capital Stock of each of the corporations listed on Schedule I hereto consists of the number of shares of common stock, with the number of shares issued and outstanding that are described in Schedule I hereto. Schedule I correctly states the Company's ownership percentage of each class of Capital Stock of the Subsidiaries listed thereon. No Subsidiary listed on Schedule I owns, directly or indirectly, any Subsidiaries. As of the date the Pledged Collateral is delivered to the Agent, there are no existing options, warrants, calls or commitments of any character whatsoever relating to any Capital Stock of any of such corporations. Except as listed on Schedule I, the Company has no Subsidiaries.

               No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

               The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral pledged by the Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien or security interest.

               This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms.

               Schedule I correctly states the Company's ownership percentage of each class of Capital Stock of the Subsidiaries listed thereon.

          The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

               6. Covenants. The Pledgor covenants and agrees that until the payment in full of all of the Secured Obligations:

               Without the prior written consent of the Agent, the Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral pledged by the Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein.

               The Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Agent from time to time may reasonably request in order to ensure to the Agent the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code financing statements, which may be filed by the Agent with or without the signature of the Pledgor, and will cooperate with the Agent, at the Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Pledged Collateral.

               The Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Agent thereon against the claim of any Person and will maintain and preserve such Liens until the payment in full of all of the Secured Obligations.

               The Pledgor will, upon obtaining any additional shares of any Subsidiaries or any new directly owned Subsidiary, which shares are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Pledged Collateral.

               7. Pledgors' Rights. As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the Pledgor in accordance with Section 8(a) hereof,

               the Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Notes, the Other Notes and any Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Agent in respect of the Pledged Collateral or which would authorize or effect (i) the dissolution or liquidation, in whole or in part, of any corporation listed on Schedule I, (ii) the consolidation or merger of any corporation listed on Schedule I with any other Person, (iii) the sale, disposition or encumbrance of all or substantially all of the assets of any corporation or partnership listed on Schedule I, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of any corporation listed in Schedule I or the issuance of any additional shares of its capital stock, or (v) the alteration of the voting rights with respect to the Capital Stock of any corporation listed on
     Schedule I; and

               all dividends and all other distributions in respect of any of the Pledged Shares of the Pledgor, whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

               8.   Defaults and Remedies.

               Upon the occurrence of an Event of Default and during the continuation of such Event of Default, then or at any time after such declaration and following written notice to the Pledgor, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after seven
     (7) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice the Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, and which shall remain in effect until the Secured Obligations are paid in full; provided, however, the Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Agent's place of business, or at any public building in the City of New York or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Agent may deem fair, and the Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but the Agent reserves the right to reject any and all bids at such sale which, in its sole and absolute discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent.

               If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its sole and absolute discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Agent may, on one or more occasions and in its sole and absolute discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after seven (7) days' notice to the Pledgor.

               In the event of any sales hereunder the Agent shall, after deducting all costs or expenses of every kind (including reasonable attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Obligations, returning the surplus, if any, to the Pledgor.

               If, at any time when the Agent in its sole and absolute discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the "Act"), the Pledgor shall, in an expeditious manner, cause its Subsidiaries, if any, to:

     Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Pledged Collateral and use its best efforts to cause such registration statement to become and remain effective.

     Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever the Agent shall desire to sell or otherwise dispose of the Pledged Collateral.

     Furnish to the Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Agent may request in order to facilitate the public sale or other disposition of the Pledged Collateral by the Agent.

     Use its best efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Agent shall request, and do such other reasonable acts and things as may be required of it to enable the Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Collateral by the the Agent.
     Furnish, at the request of the Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such shares of the Pledged Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Collateral is not being sold through underwriters, then to the Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or the Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five
     (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Agent may reasonably request.

     Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

               All expenses incurred in complying with Section 8(d) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for the Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the Pledgor.

               If, at any time when the Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Agent may, in its sole and absolute discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this
     Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Agent in its sole and absolute discretion
     (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then the Agent shall not be required to effect such registration or cause the same to be effected but, in its sole and absolute discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Agent may, in its sole and absolute discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

               The Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in Section 8(f), the Agent may, in its sole and absolute discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder. The Pledgor, however, recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. The Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

               The Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the right of the Agent to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

               The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent, that the Agent have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent by reason of a breach of any of such covenants and, consequently, agrees that, if the Agent shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, an amount equal to the lesser of (i) the value of the Pledged Collateral pledged by the Pledgor on the date the Agent shall demand compliance with this Section 8, and (ii) the amount required to pay in full the Secured Obligations.

                    9. Application of Proceeds. Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent as follows:

                    a. first, to the Agent in an amount sufficient to pay in full the expenses of the Agent in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by the Agent in connection therewith, including, without limitation, attorneys' fees;

                    b. second, to the Agent in an amount equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Secured Obligations;

                    c. third, to the Agent in an amount equal to any other Secured Obligations which are then unpaid; and

                    d. finally, after payment in full of all Secured Obligations, to pay to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

                    10. Waiver. No delay on the part of the Agent in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice any of their rights as against the Pledgor in any respect.

                    11. Assignment. The Agent may assign, endorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Transaction Documents, and the holder of such instrument shall be entitled to the benefits of this Agreement.

                    12. Termination. Immediately following the payment of all Secured Obligations, the Agent shall deliver to the Pledgor the Pledged Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of the Pledgor's obligations hereunder shall at such time terminate.

                    13. Lien Absolute. All rights of the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                    any lack of validity or enforceability of any Transaction
             Document or any other agreement or instrument governing or evidencing any Secured Obligations;

                    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument governing or evidencing any Secured Obligations;

                    any exchange, release or non-perfection of any other
             collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                    any other circumstance which might otherwise constitute a
             defense available to, or a discharge of, the Pledgor.

                    14. Release. The Pledgor consents and agrees that the Agent may at any time, or from time to time, in its sole and absolute discretion
(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Notes, or any other agreement governing any Secured Obligations. The Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Pledgor. No act or omission of any kind on the part of the Agent shall in any event affect or impair this Agreement.

                    15. Indemnification. The Pledgor agrees to indemnify and hold the Agent harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Agent, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. Whether or not the transactions contemplated by this Agreement shall be consummated, the Pledgor agrees to pay to the Agent all out-of-pocket costs and expenses incurred in connection with this Agreement and all reasonable fees, expenses and disbursements, including registration costs under the Act (or similar statute) and the reasonable fees of the Agent's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by the Agent of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of the Pledgor under this Section 15 shall survive the termination of this Agreement.

                    16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "violable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                    17. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE AGREEMENT, THE KM AGREEMENT OR UNDER THE OTHER TRANSACTION DOCUMENTS OR RELATING TO ANY OF THE FOREGOING.

                    18.  Miscellaneous.

                    The Agent may execute any of its duties hereunder by or
             through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

                    The Pledgor agrees to promptly reimburse the Agent for
             actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by the Agent in connection with the administration and enforcement of this Agreement.

                    None of the Agent, nor any of their respective officers,
             directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

                    This Agreement shall be binding upon the Pledgor and its
             successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent and its respective successors and assigns, and shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of New York without giving effect to principles of conflict of laws, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Agent and the Pledgor.

                    19. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

                    20. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy and addressed as follows:


               If to the Agent, at:

                         i.    Wexford Management LLC
                         ii.   411 West Putnam Avenue
                         iii.  Greenwich, Connecticut 06830
                         iv.   Attention:  Joseph Jacobs
                         v.    Telephone:(203) 862-7020
                         vi.   Telecopier:(203) 862-7320
                         vii.
                         viii. with a copy to:
                         ix.
                         x.    McDermott, Will & Emery
                         xi.   50 Rockefeller Plaza, 11th Fl.
                         xii.  New York, New York  10020
                         xiii. Attn: Stephen B. Selbst, Esq.
                         xiv.  Telephone:(212) 547-5400
                         xv.   Telecopier:(212) 547-5444


               If to the Pledgors, to:

                         xvi.   c/o BCAM International, Inc.
                         xvii.  1800 Walt Whitman Road
                         xviii. Melville, New York 11747
                         xix.   Attn:  Michael Strauss, President
                         xx.    Telephone:(516) 752-7530
                         xxi.   Telecopier:(516) 752-3558
                         xxii.
                         xxiii. With a copy to:
                         xxiv.
                         xxv.   Ruskin, Moscou, Evans & Faltischek, PC
                         xxvi.  170 Old Country Road
                         xxvii. Mineola, New York  11501
                         xxviii.Attn: Norman Friedland, Esq.
                         xxix.  Telephone:(212) 663-6600
                         xxx.   Telecopier:(212) 663-6642

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               21. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


               22. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first written above.

                            BCAM INTERNATIONAL, INC.


                            By:
                              Name:  Michael Strauss
                              Title:    President



                            WEXFORD MANAGEMENT LLC, AS THE AGENT
                            FOR THE NOTEHOLDERS


                            By:
                              Name:     Joseph Jacobs
                              Title:  President



                                   SCHEDULE I
                          to the Stock Pledge Agreement

                                                     Issued and
                                               Outstanding Shares Before
                       State of    Authorized  Issuance of Stock to the
         Company    Organization   Capital           Noteholders

        Drew Shoe       Ohio       1,711.3422         1,709.829
        Corporation                shares of
                                   common
                                   stock, no
                                   par value

        BCAM          Delaware     1,000              1,000
        Technologies, Inc          common shares
                                   stock par
                                   value $.001
                                   per share

                                   100 shares              0
                                   of mutual
                                   stock, par
                                   value $.001
                                   preferred
                                   per share

        HumanCAD      Ontario      An                 [to be
        Systems,                   unlimited        provided]
          Inc.                     number of
                                   shares,
                                   without par
                                   value

        BCAM         New York      [to be            [to be
        Technologies,              provided]        provided]
          Inc.

        BCA          New York      10,000,000       10,000,000
        Services,                  shares of
          Inc.                     common
                                   stock, par
                                   value $.01
                                   per share



                                   SCHEDULE II
                          to the Stock Pledge Agreement

                                PLEDGE AMENDMENT

This Pledge Amendment, dated __________ __, 19__ is delivered pursuant to
Section 6(d) of the Stock Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to that certain Stock Pledge Agreement, dated as of April __, 1998 by the undersigned, as Pledgor, to Wexford Management LLC, as Agent, and that the Pledged Securities listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Stock Pledge Agreement and shall secure all Secured Obligations referred to in said Stock Pledge Agreement.





                              BCAM INTERNATIONAL, INC.

                              By:_________________________

                                 Name:
                                 Title:

                              Class of   Certificate                     Number of Shares Issued
Name and Address of Pledgor   Stock       Number(s)   Number of Shares      and Outstanding









                                                                  EXECUTION COPY





                               SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of April 14, 1998, made by BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), BCA SERVICES, INC., a New York corporation ("BCA"), and BCAM TECHNOLOGIES, INC., a Delaware corporation ("BT" and collectively with the Company and BCA, the "Pledgors") in favor of WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as agent (the "Agent") for the Noteholders (as herein defined).

                              W I T N E S S E T H :

          WHEREAS, pursuant to that certain Note Purchase Agreement dated as of September 19, 1997, between the Company and Impleo LLC, as amended by that certain First Amendment (the "First Amendment") dated as of April 14, 1998 (as the same may from time to time be further amended, modified or supplemented, collectively the "Purchase Agreement"), the Purchaser purchased the Notes (as defined in the Purchase Agreement) from the Company;

          WHEREAS, pursuant to that certain Note Purchase Agreement dated as of September 19, 1997 among the Company, Ralph E. Weil, Joseph Schueller, R. Weil & Associates, 621 Partners, Strafe & Company for the account of David M. Kirr, Strafe & Company for the account of Terry B. Marbach and Strafe & Company for the account of Gregg T. Summerville (collectively, the "KM Purchasers"), as amended by that certain First Amendment (the "KM First Amendment") dated as of April 14, 1998 (as the same may from time to time be further amended, modified or supplemented, the "KM Purchase Agreement"), the KM Purchasers purchased the Other Notes from the Company;

          WHEREAS, the Purchaser is willing to enter into the First Amendment, but only upon the condition, among others, that the Company shall have executed and delivered to the Agent this Security Agreement; and

          WHEREAS, the KM Purchasers are willing to enter into the KM First Amendment, but only on the condition, among others, that the Company shall have executed and delivered to the Agent the Security Agreement;

          WHEREAS, each of the Pledgors will derive substantial direct and indirect benefit from the transactions contemplated by the First Amendment and the KM First Amendment;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Account Debtor" shall mean any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

          "Accounts" shall mean any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by the Pledgors and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Pledgors (including, without limitation, under any trade names, styles or divisions thereof) whether arising out of goods sold or services rendered by the Pledgors or from any other transaction, whether or not the same involves the sale of goods or services by the Pledgors (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC) and all of the Pledgors' rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Pledgors' rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to the Pledgors under all contracts for the sale of goods or the performance of services or both by the Pledgors (whether or not yet earned by performance on the part of the Pledgors or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "Chattel Paper" shall mean any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Pledgors.

          "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

          "Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Pledgors may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

          "Documents" shall mean any "documents," as such term is defined in
Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Pledgors.

          "Equipment"  has the meaning set forth in Section 9-109(2) of the UCC.

          "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole (including, without limitation, any schedules hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Instruments" shall mean any "instrument," as such term is defined in
Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Pledgors, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Inventory" shall mean all "inventory," as such term is defined in
Section 9-109(4) of the UCC, now owned or hereafter acquired by the Pledgors and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Pledgors which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Pledgors' business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

          "KM Warrant Agreement" shall mean that certain Warrant Agreement dated as of September 19, 1997 between the Company and the KM Purchasers.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, Lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Noteholders" shall mean the holders of the Notes and the Other Notes.

          "Proceeds" shall mean "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgors from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Secured Obligations" shall mean (i) all of the unpaid principal amount of, and accrued interest on, the Notes and the Other Notes, (ii) all other indebtedness, liabilities and obligations of the Pledgors to the Agent, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with the Transaction Documents. This term includes, without limitation, all fees, charges, expenses, attorneys' fees and any other sum chargeable to the Company under any of the Transaction Documents.

          "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect on the date such reference becomes operative.

          "Transaction Documents" shall mean, collectively, this Security Agreement, the Stock Pledge Agreement, the Purchase Agreement, the KM Purchase Agreement, the Warrant Agreement, the KM Warrant Agreement, the Notes and the Other Notes.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               2. Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce the Purchaser to enter into the First Amendment and the KM Purchasers to enter into the KM First Amendment, and the transactions contemplated thereby, each of the Pledgors hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Noteholders, a security interest in, all of such Pledgor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

     all Accounts of such Pledgor;

     all Chattel Paper of such Pledgor;

     all Contracts of such Pledgor;

     all Documents of such Pledgor;

     all Equipment of such Pledgor;

     all Instruments of such Pledgor;

     all Inventory of such Pledgor;

     the United States Patents and applications for patent described on Schedule VI to the First Amendment, and the patents and applications for patent in other countries described on Schedule VI to the First Amendment, and all other United States and foreign patents and applications for patent of the Pledgors now existing or hereafter filed or acquired;

     the inventions disclosed and/or claimed in all of the said United States and foreign patents and applications for patents, and all other inventions now owned by the Pledgors or hereinafter made, created or acquired by or for the Pledgors whether or not any of said inventions are patentable;

     all other applications for patent or like protection on any of said inventions that have now or may in the future be filed by the Pledgors, or by the assignor(s) of the rights to said inventions to the Pledgors, whether in the United States or in any other country or place anywhere in the world;

     all other patents or like protection that have been or may in the future be granted on any of the aforesaid inventions and/or applications to the Pledgors, or to any assignor of the rights to any such invention to the Pledgors, whether in the United States or in any other country or place anywhere in the world;

     the United States copyrights and applications for copyrights described on
     Schedule VI to the First Amendment, and the copyrights and applications for copyrights in other countries described on Schedule VI to the First Amendment, and all other copyrights of the Pledgors, now existing or hereafter acquired, whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, all applications of the Pledgors for copyright presently existing or hereafter filed or acquired and all works of authorship and other intellectual property rights now owned or hereafter created by or for, or acquired by the Pledgors;

     the United States registered trademarks and applications for registrations of trademarks described on Schedule VI to the First Amendment, and the trademarks and applications for registrations of trademarks in other countries described on Schedule VI to the First Amendment, and all other trademarks, service marks and applications to register the same of the Pledgors, whether registered or unregistered and wherever registered, now existing or hereafter arising, created or acquired by the Pledgors;

     all renewals, reissues, continuations, extensions or the like of any patents, copyrights, trademarks, service marks and like protection, including without limitation, those obtained or permissible under past, present and future laws and statutes;

     all rights of action on account of past, present and future unauthorized use of any of said inventions, copyrights, trademarks or service marks and for infringement of said patents, copyrights, trademarks or service marks and like protection;

     the right to file and prosecute applications for patents, copyrights, and for registration of trademarks and service marks on any of said inventions, copyrights, trademarks, service marks or for similar intellectual property in the United States or any other country or place anywhere in the world;

     the entire goodwill of the businesses of the Pledgors connected with and symbolized by the trademarks, service marks, trade names and the other general intangibles of the Pledgors;

     all of the Pledgors' trade names, customer lists, trade secrets, corporate and other business records, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, descriptions, inventions, name plates, catalogs, dealer contracts, supplier contracts, distributor agreements, confidential information, consulting agreements, engineering contracts, and all other assets which uniquely reflect the goodwill of the businesses of the Pledgor to which said general intangibles relate;

     all of the proceeds of any of the foregoing (the intangible assets enumerated in subparagraphs (vii) through (xvii) being hereinafter collectively referred to as the "General Intangibles"); and

     to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

               If Drew Shoe Corporation ("Drew") repays its loan from Bank One, N.A. prior to the repayment in full of the Secured obligations, the Company shall cause Drew to grant to the Agent a Lien on substantially all of the assets of Drew (whether such assets are real property, personal property or mixed) pursuant to such mortgages and security agreements as the Agent may require Drew to execute and deliver. The Company agrees to take, and to cause Drew to take, any and all acts and to execute and deliver any and all documents necessary, or in the opinion of the Agent, desirable, to give effect to the foregoing covenant.

               If the Company shall create any subsidiary after the date hereof, the Company shall cause such Subsidiary to grant to the Agent a Lien on substantially all of the assets of such subsidiary (whether such assets are real property, personal property or mixed) pursuant to such mortgages and security agreements as the Agent may require such Subsidiary to execute and deliver. The Company agrees to take, and to cause such Subsidiary to take, any and all acts and to execute and deliver any and all documents necessary, or in the opinion of the Agent, desirable, to give effect to the foregoing covenant.

               3.   Rights of the Agent; Limitations on the Agent's Obligations.
(a) It is expressly agreed by each Pledgor that, anything herein to the contrary notwithstanding, each Pledgor shall remain liable under each of its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and each Pledgor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the granting to the Agent of a security interest therein or the receipt by the Agent of any payment relating to any Contract pursuant hereto, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgors under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               The Agent authorizes each Pledgor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and the Agent may, upon the occurrence and during the continuation of an Event of Default and without notice, limit or terminate said authority at any time. If required by the Agent at any time during the continuation of any Event of Default, any Proceeds, when first collected by any Pledgor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by such Pledgor in precisely the form received (with all necessary endorsements) in a special bank account maintained by the Agent subject to withdrawal by the Agent only, as hereinafter provided, and until so turned over shall be deemed to be held in trust by such Pledgor for and as the Agent's property and shall not be commingled with such Pledgor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Agent shall apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Secured Obligations in accordance with the provisions of Section 8(d) hereof and any part of such funds which the Purchaser elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Agent to the Pledgors. If an Event of Default has occurred and is continuing, at the request of the Agent the Pledgors shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

               The Agent may at any time, upon the occurrence and during the continuation of any Event of Default (whether or not waived), after first notifying the Pledgors of its intention to do so, notify Account Debtors of the Pledgors, parties to the Contracts of the Pledgors, obligors of Instruments of the Pledgors and obligors in respect of Chattel Paper of the Pledgors that the Accounts and the right, title and interest of the Pledgors in and under such Contracts, Instruments and Chattel Paper have been assigned to the Agent and that payments shall be made directly to the Agent. Upon the request of the Agent, the Pledgors will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of or an Event of Default (whether or not waived) the Agent may in its own name or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

               Upon reasonable prior notice to the Pledgors (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall have the right, during normal business hours, to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and each Pledgor agrees to furnish all such assistance and information as the Agent may require in connection therewith. Each Pledgor at its expense will prepare and deliver to the Agent at any time and from time to time promptly upon the Agent's request, the following reports: (i) a reconciliation of all its Accounts, (ii) an aging of all its Accounts,
     (iii) trial balances, and (iv) a test verification of such Accounts as the Agent may request.

               The Agent (a) shall have no obligation or responsibility to protect or defend the General Intangibles or the right to use thereof, and the Pledgors shall, at their own expense, protect, defend and maintain the General Intangibles to the full extent advisable for their business, and
     (b) to use their best efforts to detect any infringers of the rights described herein and shall forthwith advise the Agent in writing of material infringements detected, and (c) if the Pledgors fails to comply with the foregoing, the Agent may do so in the Pledgors' name to the extent permitted by law, but at the Pledgors' expense, and the Pledgors hereby agree to reimburse the Agent in full for all expenses, including reasonable attorney's fees, incurred by the Agent in protecting, defending and maintaining the General Intangibles.

               4. Representations and Warranties. Each Pledgor hereby represents and warrants that:

               Except for the security interest granted to the Agent pursuant to this Security Agreement, such Pledgor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens. No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to the Agent.

               No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by such Pledgor in favor of the Agent pursuant to this Security Agreement.

               When appropriate financing statements have been filed in the jurisdictions listed on Schedule I hereto, this Security Agreement will be effective to create a valid and continuing lien on and first priority perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC, prior to all other Liens, and will be enforceable as such as against creditors of and purchasers from such Pledgor (other than purchasers of Inventory in the ordinary course of business).

               Each Pledgor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory are set forth on Section 11 hereof, and such Pledgor will not change such principal place of business or remove such records or change the location of its Inventory unless it has taken such action as is necessary to cause the security interest of the Agent in the Collateral to continue to be perfected. Each Pledgor will not change its principal place of business or the place where its records concerning the Collateral are kept or change the location of its Inventory and Equipment without giving thirty (30) days' prior written notice thereof to the Agent.

               The amount represented by each Pledgor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Pledgors will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

               5. Covenants. Each Pledgor covenants and agrees with the Agent that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

               Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to the Agent of any Contract held by such Pledgor or in which such Pledgor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, and transferring Collateral to the Agent's possession (if a security interest in such Collateral can be perfected by possession). Each Pledgor hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Pledgor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately pledged to the Agent hereunder, and shall be duly endorsed in a manner satisfactory to the Agent and delivered to the Agent.

               Maintenance of Records. Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each Pledgor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. All Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Wexford Management LLC, as Agent". For the Agent's further security, each Pledgor agrees that the Agent shall have a special property interest in all of such Pledgor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, each Pledgor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, each Pledgor shall permit any representative of the Agent to inspect such books and records and will provide photocopies thereof to the Agent.

               Indemnification. In any suit, proceeding or action brought by the Agent relating to any Account, Chattel Paper, Contract, or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, or Instrument, each Pledgor will save, indemnify and keep the Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor there-under, arising out of a breach by any Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from any Pledgor, and all such obligations of any Pledgor shall be and remain enforceable against and only against such Pledgor and shall not be enforceable against the Agent.

               Compliance with Laws, etc. The Pledgors will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any govern-mental authority, applicable to the Collateral or any part thereof or to the operation of such Pledgor's business; provided, however, that the Pledgors may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Agent adversely affect the Agent's rights hereunder or adversely affect the first priority of its security interest in the Collateral.

               Payment of Obligations. Each Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such nonpayment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such charge is being contested in good faith, by proper proceedings, and adequate reserves therefor have been established by such Pledgor in accordance with and to the extent required by GAAP.

               Compliance with Terms of Accounts, etc. In all material respects, each Pledgor will perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts and all other agreements to which it is a party or by which it is bound.

               Limitation on Liens on Collateral. Each Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, and will defend the right, title and interest of the Purchaser in and to any of such Pledgor's rights under the Chattel Paper, Contracts, Documents, and Instruments and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever. Without limiting the foregoing, each of the Pledgors acknowledges and agrees that the Agent has not had an opportunity to conduct a Lien search against the Pledgors. If and to the extent that a Lien search discloses that there are Liens on any of the Collateral, the Pledgors shall provide the Agent with satisfactory evidence of the release of such Lien within ten (10) Business Days. The failure by any Pledgor to deliver evidence of the release of any such Lien within ten (10) Business Days shall be an Event of Default under the Notes and the Other Notes.

               Limitations on Modifications of Accounts. Upon the occurrence and during the continuation of any Event of Default, each Pledgor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Pledgor.

               Maintenance of Insurance. Each Pledgor will maintain, with financially sound and reputable companies, insurance policies (i) insuring its Inventory against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring each Pledgor and the Agent against liability for personal injury and property damage relating to such Inventory, and Equipment, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Agent as an additional insured with losses payable to each Pledgor and the Agent as their respective interests may appear under a standard Agent "loss-payable" clause.

               Limitations on Disposition. Each Pledgor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except for sales of Inventory or licenses of General Intangibles in the ordinary course of business.

               Further Identification of Collateral. Each Pledgor will, if so requested by the Agent, furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

               Notices. Each Pledgor will advise the Agent promptly, in reasonable detail, (i) of any material Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

               Right of Inspection. Upon reasonable notice to each Pledgor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of each Pledgor, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof.

               Continuous Perfection. Each Pledgor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless such Pledgor shall have given the Agent at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

               General Intangibles. (i) The Pledgors shall diligently prosecute all applications for patents, copyrights and trademarks and shall file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonably indicated to be desirable from facts available to it from time to time during the term of this Agreement, and the Pledgors shall bear the entire cost of all such filing and proceedings. The Pledgors agree to retain a licensed patent attorney if necessary and an experienced copyright and trademark counsel approved by the Agent for the filing and prosecution of all such applications and other proceedings.

          (ii) The Pledgors agrees to pay when due all fees, including license fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the patents or patent applications, copyrights and copyright applications, trademarks and trade mark applications and know-how within the General Intangibles.

          (iii) The Pledgors shall not allow any patent, copyright, trademark, trade name, service mark or any application for patent, copyright, trademark or like protection included within the General Intangibles to become abandoned, nor any patent, copyright, trademark or like protection to be forfeited or dedicated to the public without express written approval of the Agent and any license thereof by the Pledgors shall be legally sufficient to prevent any abandonment, forfeiture or dedication to public use. In the event any pending or hereafter filed patent or trademark application, other than trademark renewal applications, has been finally rejected by the United States Patent and Trademark Office or any foreign patent or trademark office and the Pledgors have exhausted their administrative remedies, the Pledgors may abandon the same after sixty (60) days written notice to the Agent, who may thereafter at its own expense pursue judicial appeals. The Pledgors shall cooperate in any such appeal.

          (iv) The Agent may, at its option, whether before or after default, but without obligation to do so, discharge taxes, Liens, or security interests or other encumbrances at any time levied or placed upon the General Intangibles, or pay for maintenance or preservation of the General Intangibles, or pay any other fee, attorneys' fee or other expenses necessary to preserve and protect the assignment and security interest hereby granted.

               6. Agent's Appointment as Attorney-in-Fact. (a) Each Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Agent's sole and absolute discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor to do the following:

     to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever pay-able and to file any claim or to take any other action or proceeding in any court of law or equity or other-wise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

     to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

     to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Agent or as the Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Purchaser may deem appropriate; (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Purchaser's option and such Pledgors's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Pledgor might do.

               The Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to the Agent pursuant to this
     Section 6. Each Pledgor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are indefeasibly paid in full.

               The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to each Pledgor for any act or failure to act, except for its own gross negligence or willful misconduct.

               Each Pledgor also authorizes the Agent, at any time and from time to time upon the occurrence and during the continuation of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Pledgor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in
     Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

               7. Performance by the Agent of each Pledgor's Obligations. If any Pledgor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Notes and the Other Notes, shall be payable by such Pledgor to the Agent on demand and shall constitute Secured Obligations secured hereby.

               8.   Remedies, Rights Upon Default.  (a)     If an Event of
Default shall occur and be continuing, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, the Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Pledgor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forth-with collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Pledgor hereby releases. Each Pledgor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Pledgor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, each Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to such Pledgor. To the maximum extent permitted by applicable law, each Pledgor waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Agent. Each Pledgor agrees that the Agent need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to such Pledgor at its address referred to in Section 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Purchaser is entitled, such Pledgor also being liable for the fees of any attorneys employed by the Purchaser to collect such deficiency. In addition to the foregoing, during the existence of any Event of Default, the Agent shall have the right (x) to obtain an absolute assignment of any General Intangible,
(y) to sell, assign, transfer, or convey any General Intangible, or (z) to license any Person to use any General Intangible on terms deemed reasonable by the Agent.

               Each Pledgor also agrees to pay all costs of the Agent, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

               Each Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

               The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent in the following order of priorities:

          first, to the Agent in an amount sufficient to pay in full the expenses of the Agent in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by the Agent in connection therewith, including, without limitation, attorney's fees;

          second, to the Agent in an amount equal to the then unpaid principal of and accrued interest on the Secured Obligations;

          third, to the Agent in an amount equal to any other Secured Obligations which are then unpaid; and

          finally, upon payment in full of all of the Secured Obligations, to pay to each Pledgor, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

               9. Limitation on the Agent's Duty in Respect of Collateral. The Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Purchaser shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of any Pledgor, the Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

               10. Termination of Security Interests. Upon the payment in full of all Secured Obligations, the Agent shall release all Liens granted in its favor and shall file appropriate UCC termination statements.

               11. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               12. Notices. Except as otherwise provided here-in, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:


          If to the Agent, at:

               c/o Wexford Management LLC
               411 West Putnam Avenue
               Greenwich, Connecticut  06830
               Attention: Joseph Jacobs
               Telephone:     (203)862-7020
               Telecopier:    (203)862-7320
               With a copy  to:
               McDermott, Will & Emery
               50 Rockefeller Plaza, 11th Fl.
               New York, New York  10020
               Attention:  Stephen B. Selbst, Esq.
               Telephone:     (212) 547-5400
               Telecopier:    (212) 547-5444
          If to either of the Pledgors, at:
               c/o BCAM International, Inc.
               1800 Walt Whitman Road
               Melville, New York 11747
               Attention: Michael Strauss, President
               Telephone:     (516) 752-7530
               Telecopier:    (516) 752-3558

               With a copy to:
               Ruskin, Moscou, Evans & Faltischek, PC
               170 Old Country Road
               Mineola, New York 11501
               Attention: Norman Friedland, Esq.
               Telephone:     (516) 663-6600
               Telecopier:    (516) 663-6642

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               13. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability with-out invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               14. No Waiver; Cumulative Remedies. The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Agent and, where applicable by each Pledgor.

               15. Successors and Assigns; Governing Law. (a) This Security Agreement and all obligations of each Pledgors hereunder shall be binding upon the successors and assigns of such Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, all future holders of the Notes and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Agent hereunder.

               THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

               16. Waiver of Jury Trial. EACH PLEDGOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE AGREEMENT, THE KM AGREEMENT OR UNDER THE OTHER TRANSACTION DOCUMENTS OR RELATING TO EACH OF THE FOREGOING.

               17. Section Titles. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               18. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

          IN WITNESS WHEREOF, the Agent and each Pledgor have caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.



                              BCAM INTERNATIONAL, INC.


                              By:_________________________
                                Name:  Michael Strauss
                                Title:    President


                              BCAM TECHNOLOGIES, INC.


                              By:_________________________
                                Name:
                                Title:


                              BCA SERVICES, INC.


                              By:_________________________
                                Name:
                                Title:

                              WEXFORD MANAGEMENT LLC, as Agent


                              By:_________________________
                                Name:  Joseph Jacobs

                                Title:  President









                                                                      SCHEDULE I







                                     FILINGS





               Jurisdiction                  Filing Office



               New York                 Secretary of State



               New York                 Suffolk County Clerk